Suite 200
1800 West Pasewalk Avenue
Norfolk, NE 68701
(402) 371-2520
(402) 371-4229 Fax
www.condorhospitality.com

For Immediate Release

Condor Hospitality Trust Reports 2015 Third Quarter Results

4.7% Increase in Same-Store RevPAR | YTD 16 Non-Core Hotels Sold | 3 Premium-Branded Hotels Acquired

Norfolk, Nebraska, November 13, 2015 – Condor Hospitality Trust, Inc. (NASDAQ: CDOR) (the “Company”) today announced results for the third quarter ended September 30, 2015.

“We continue to make significant progress towards the strategic repositioning of the Company,” said Bill Blackham, Condor’s Chief Executive Officer. “Our name change from Supertel Hospitality to Condor Hospitality together with the acquisition of three high quality hotels early in the fourth quarter represent just the initial steps in a new direction for the Company.  We have successfully sold 16 legacy assets this year at attractive valuations while de-levering and recycling the capital into assets that represent the future of Condor – high-quality, premium upper-midscale and select service assets in the top 50 MSAs.  The Company has no significant debt maturities until 2017 and had nearly $15.0 million of cash on its balance sheet as of the end of the quarter, further signs of a strengthening balance sheet and new direction for the Company.  Simply put, we are very excited about the future,” noted Blackham.

2015 Third Quarter Highlights:
•	Revenue per available room (RevPAR) for the same-store continuing operations hotels in the third quarter was $50.46, an increase of 4.7 percent over the same 2014 period.
•
Revenue from continuing operations in the third quarter was $15.6 million, compared to $16.9 million in the prior year, driven by a decrease in revenue of $2.0 million attributable to five hotels in continuing operations sold between the periods, which was partially offset by the aforementioned increase in same-store RevPAR.

•	Reported net earnings attributable to common shareholders was $10.3 million, compared to a loss of $(3.3) million in the same 2014 period.
•	Adjusted funds from operations (AFFO) was $1.4 million for the quarter, compared to $1.7 million in the same 2014 period.
•	Adjusted EBITDA was $3.5 million for the quarter, compared to $4.8 million in the same 2014 period.
•	Changed the Company name to Condor Hospitality Trust, Inc. in July from Supertel Hospitality, Inc.

Acquisition and Disposition Highlights:
•	Sold four non-core hotels in the third quarter and five non-core hotels following the close of the quarter, bringing to 16 the total number of hotels sold year-to-date.
•	Acquired three premium-branded hotels in an off-market transaction for $42.5 million at the beginning of October.

Additional Events Highlights:
•	Arinn Cavey joined the Company as Chief Accounting Officer in September.
•	Jonathan Gantt joined the Company as Senior Vice President and Chief Financial Officer in October.
•	Closed a $10.0 million mortgage loan in late October with Huntington National Bank to refinance an existing loan maturing in November 2015.

Third Quarter Review

Operating and Financial Results

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Condor Hospitality Trust, Inc.                                               2015 | Third Quarter Earnings Release

RevPAR:  For the third quarter, revenue per available room (RevPAR) for the 42 continuing operations same-store hotels increased 4.7 percent to $50.46.  The increase was driven by an 8.5 percent increase in average daily rate (ADR) to $72.10, partially offset by a 3.4 percent decline in occupancy to 70.0 percent, compared to the third quarter 2014.

Revenue:  Third quarter 2014 operating results include five hotels that were sold in 2015 prior to September 30, 2015.  Condor’s third quarter 2015 revenue from continuing operations declined 8.0 percent to $15.6 million compared to the same 2014 period.  The decrease in revenue was primarily due to the loss of $2.0 million of revenue attributable to five hotels in continuing operations sold between the periods, which was partially offset by the aforementioned increase in same-store RevPAR. Notwithstanding the revenue decline from the sale of the five non-core hotels, POI from continuing operations remained essentially flat at $4.8 million in the third quarter 2015 over the prior year.

Net Earnings:  Net earnings attributable to common shareholders was $10.3 million, or $2.09 per basic share and $0.13 per diluted share, respectively, for the third quarter 2015, compared to a net loss of $(3.3) million or $(0.69) per basic and diluted share for the same 2014 period. The results, excluding 2015 earnings per diluted share, include a non-cash derivative gain of $7.9 million for the three months ending September 30, 2015, compared to a derivative loss of $(4.6) million in the same quarter of 2014.  When the value of the derivative liability increases, a loss is recorded and when it decreases, a gain is recorded. One of the key drivers of the value of the derivatives is the market value of the common stock.

Funds from Operations (FFO):  Funds from operations (FFO) was $8.9 million for the third quarter 2015, compared to $(2.9) million in the same 2014 period.  Adjusted funds from operations (AFFO), which is FFO adjusted to exclude gains and losses on derivative liabilities, gain on debt conversion, acquisition expense, and terminated equity transactions expense, in the third quarter 2015 was $1.4 million, compared to $1.7 million in the same 2014 period.

EBITDA:  Earnings before interest, taxes, depreciation and amortization (EBITDA) was $12.7 million for the third quarter 2015, compared to $0.5 million in the same year-ago period.  Adjusted EBITDA was $3.5 million, compared to $4.8 million for the third quarter 2014.  Adjusted EBITDA is EBITDA before non-controlling interest, net gain/loss on disposition of assets, impairment, preferred stock dividends declared and undeclared, unrealized gain/loss on derivatives, acquisition expense, gain on debt conversion and the expenses of the terminated equity transactions.

Name Change:  On July 15, 2015, the Company changed its name to Condor Hospitality Trust, Inc. from Supertel Hospitality, Inc.  The name change marks the beginning of a new strategic direction for the Company, including a repositioning of its portfolio into higher quality, significantly newer, upscale hotels. The Company’s common stock trading symbol changed from SPPR to CDOR.  The trading symbol for the Company’s Series A preferred stock changed from SPPRP to CDORP and the trading symbol for the Company’s Series B preferred stock changed from SPPRO to CDORO.

Capital Reinvestment

The Company invested $1.8 million in capital improvements throughout the portfolio in the third quarter 2015 to upgrade its properties and maintain brand standards. Notable capital improvements in the third quarter included renovations at the Princeton, West Virginia Comfort Inn as well as the completion of upgrades at the Rocky Mount, Virginia Comfort Inn, and the Morgantown, West Virginia Quality Inn.

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Condor Hospitality Trust, Inc.                                                                                                                                                                                                    2015 | Third Quarter Earnings Release

Balance Sheet

The Company had cash and available revolver of $14.9 million and $5.9 million, respectively, at September 30, 2015.  After the close of the third quarter, $16.1 million of this cash and available revolver was reinvested in the purchase of three hotel properties.  Additionally, the Company sold five hotels generating $5.3 million of cash after debt repayment and related expenses. This cash is available for reinvestment after satisfaction of operating needs.

At December 31, 2014, the Company had $42.1 million of debt with contractual maturities in 2015 (no debt matures in 2016). As of September 30, 2015, the Company had reduced that obligation to $14.1 million through refinancing, amortization and repayment using the proceeds from hotel sales.  Since the end of the third quarter of 2015, the remaining 2015 debt maturity obligation was further reduced to $1.3 million as a result of the following transactions:

•
An $11.7 million balance on a mortgage loan with Citigroup Global Markets Realty Corp. maturing November 11, 2015 was refinanced with a $10 million mortgage loan with Huntington National Bank maturing October 26, 2020; and

•
The sale of one hotel property was completed reducing a mortgage loan with GE Capital Franchise Finance LLC (“GE”) maturing December 15, 2015 by $1.1 million, bringing the remaining outstanding balance on this loan to $1.1 million.  The Company anticipates that the net proceeds on the sale of the GE encumbered assets classified as held for sale will be sufficient to repay the remainder of this maturing loan.

As of September 30, 2015, Condor had $54.8 million in outstanding debt on its held for use hotels with an average term of 1.6 years and weighted average annual interest rate of 5.9 percent.

Dividends

The Company did not declare a dividend on common stock in the third quarter 2015. The Company’s board of directors elected to suspend the payment of monthly dividends commencing December 31, 2013 on the outstanding shares of its 8.00% Series A Cumulative Convertible Preferred Stock (NASDAQ: CDORP), quarterly dividends on the outstanding shares of its 10.00% Series B Preferred Cumulative Stock (NASDAQ: CDORO), and quarterly dividends on the outstanding shares of its 6.25% Series C Cumulative Convertible Preferred Stock to preserve capital and improve liquidity.  The board of directors will continue to monitor the dividend policy.

On August 6, 2015, the Company commenced an exchange offer of its common stock for its Series A and Series B preferred stock, however, with the subsequent volatility and unfavorable direction of the stock markets and the price of the common stock, the Company deemed it prudent, at that point in time, to cancel the related special shareholders meeting and terminate and withdraw the offer on September 17, 2015, without accepting any preferred shares for exchange.

[The Remainder of This Page Intentionally Left Blank]

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Condor Hospitality Trust, Inc.                                                                                                                                                                                                                   2015 | Third Quarter Earnings Release

Acquisitions and Dispositions Review

Acquisitions

In October 2015, following the close of the 2015 third quarter, the Company acquired three premium-branded hotels in an off-market transaction for $42.5 million.

The properties include the 116-room SpringHill Suites Downtown/Riverwalk located at 524 S. St. Mary’s Street in the heart of the popular Riverwalk district in San Antonio, TX; the 142-room Hotel Indigo Hartsfield-Jackson Atlanta International Airport located at 1776 Harvard Avenue in College Park (Atlanta), GA; and the 120-room Courtyard Jacksonville Flagler Center located at 14402 Old St. Augustine Road adjacent to the Flagler Center business park in Jacksonville, FL.

The assets are performing consistently with the Company’s underwriting at the time of acquisition.

Dispositions

In the third quarter 2015, the Company sold four non-core hotels with an aggregate of 498 rooms for combined gross proceeds of $24.4 million, generating cash of $11.7 million after debt repayment and related expenses.

The four hotels sold are:

•	Days Inn in Ashland, KY, sold July 1, 2015, for $2.2 million

•	Days Inn in Alexandria, VA, sold July 13, 2015, for $6.5 million

•	Comfort Inn in Alexandria, VA, sold July 13, 2015, for $12.5 million

•	Super 8 in Manhattan, KS, sold August 28, 2015, for $3.2 million

Following the close of the third quarter 2015, the Company sold five non-core hotels with an aggregate of 378 rooms for combined gross proceeds of $10.0 million, generating additional cash of $5.3 million after debt repayment and related expenses.

The five hotels sold are:

•	Quality Inn in Sheboygan, WI, sold October 6, 2015, for $2.3 million

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Condor Hospitality Trust, Inc.                                            2015 | Third Quarter Earnings Release

•	Super 8 in Hays, KS, sold October 14, 2015, for $1.9 million

•	Days Inn in Glasgow, KY, sold October 16, 2015, for $1.8 million

•	Super 8 in Tomah, WI, sold October 21, 2015, for $1.4 million

•	Rodeway Inn in Fayetteville, NC, sold November 3, 2015, for $2.6 million

Currently, the Company is marketing seven hotels for sale and expects to generate approximately $6.3 million in cash after associated debt repayments and related expenses.

Additional Events

On September 21, 2015, the Company hired Arinn A. Cavey as Chief Accounting Officer. Arinn will oversee the Company’s financial plans, SEC compliance matters and banking relationships.

On October 26, 2015, the Company successfully closed a $10.0 million mortgage loan with Huntington National Bank which was used to refinance an existing loan with Citigroup Global Markets Realty Corp. that was set to mature in November 2015. The loan was the last remaining significant loan maturity in 2015 and positions the Company with no 2016 loan maturities.

On October 27, 2015, the Company hired Jonathan J. Gantt as Senior Vice President and Chief Financial Officer.  Jonathan will lead the Company’s capital raising efforts as well as provide overall direction for the Company’s accounting, financial reporting, tax, and budget activities.

Outlook

“The legacy portfolio continued to enjoy the benefit of pricing power in the third quarter with a 4.7 percent RevPAR increase over the same three month period last year and 5.0 percent year-to-date RevPAR growth compared to the same period last year," said Blackham.  "The ADR increases included in these RevPAR increases were 8.5 percent in the third quarter and 6.5 percent year-to-date. As our legacy hotels dispositions continue to close, the leverage ratios and the liquidity measures for the Company have significantly improved during the year,” noted Mr. Blackham.

About Condor Hospitality Trust, Inc.
Condor Hospitality Trust, Inc. (NASDAQ: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded select-service, extended stay and limited service hotels.  The Company currently owns 43 hotels in 20 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, InterContinental Hotels Group, Choice and Wyndham.  For more information or to make a hotel reservation, visit www.condorhospitality.com.

Contact:
Krista Arkfeld, Director of Corporate Communications
karkfeld@trustcondor.com
402-371-2520

Forward Looking Statement
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company’s filings with the Securities and Exchange
Commission.

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Condor Hospitality Trust, Inc.                                                                                                                                                                                                       2015 | Third Quarter Earnings Release

SELECTED FINANCIAL DATA:
Condor Hospitality Trust, Inc.
Balance Sheet
As of September 30, 2015 and December 31, 2014
(Dollars in thousands)

	As of
	September 30,	December 31,
	2015	2014
	(unaudited)

ASSETS
Investments in hotel properties	$129,038	$132,600
Less accumulated depreciation	50,808	51,632
	78,230	80,968
Cash and cash equivalents	14,923	173
Accounts receivable, net of allowance for doubtful accounts of $9 and $25	1,263	1,190
Prepaid expenses and other assets	4,793	4,262
Deferred financing costs, net	1,438	1,637
Investment in hotel properties, held for sale, net	21,076	58,214
	$121,723	$146,444
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable, accrued expenses and other liabilities	$7,448	$6,666
Derivative liabilities, at fair value	12,329	20,337
Debt related to hotel properties held for sale	10,339	36,034
Long-term debt	54,800	56,653
	84,916	119,690
Redeemable preferred stock
10% Series B, 800,000 shares authorized; $.01 par value, 332,500 shares outstanding, liquidation preference of $8,312	7,662	7,662
EQUITY
Shareholders' equity
Preferred stock, 40,000,000 shares authorized;
8% Series A, 2,500,000 shares authorized, $.01 par value, 803,270 shares outstanding, liquidation preference of $8,033	8	8
6.25% Series C, 3,000,000 shares authorized, $.01 par value, 3,000,000 shares outstanding, liquidation preference of $30,000	30	30
Common stock, $.01 par value, 200,000,000 shares authorized; 4,932,222 and 4,692,965 shares outstanding	49	47
Additional paid-in capital	138,446	137,900
Accumulated deficit	(110,199)	(118,983)
Total shareholders' equity	28,334	19,002
Non-controlling interest
Non-controlling interest in consolidated partnership, redemption value $1,307 and $25	811	90
Total equity	29,145	19,092
COMMITMENTS AND CONTINGENCIES
	$121,723	$146,444

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Condor Hospitality Trust, Inc.                                                                                                                                                                                                             2015 | Third Quarter Earnings Release

Condor Hospitality Trust, Inc.
Statement of Operations
For the three and nine months ended September 30, 2015 and 2014
(Unaudited - Dollars in thousands except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
REVENUES
Room rentals and other hotel services	$15,556	$16,902	$44,266	$44,251
EXPENSES
Hotel and property operations	10,774	12,009	32,099	32,933
Depreciation and amortization	1,099	1,624	3,836	4,844
General and administrative	1,451	912	4,183	2,989
Acquisition expense	177	0	194	0
Terminated equity transactions	180	11	180	76
	13,681	14,556	40,492	40,842
EARNINGS BEFORE NET GAIN ON DISPOSITIONS OF ASSETS, OTHER INCOME, INTEREST EXPENSE AND INCOME TAXES	1,875	2,346	3,774	3,409
Gain on dispositions of assets	2,928	63	2,806	36
Unrealized derivative gain (loss)	7,895	(4,615)	8,008	(14,218)
Other income	(4)	(12)	122	113
Interest expense	(1,118)	(1,774)	(4,135)	(5,321)
Loss on debt extinguishment	(104)	(37)	(111)	(141)
Impairment (loss) recovery	313	0	(3,517)	119
EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	11,785	(4,029)	6,947	(16,003)
Income tax expense	0	0	0	0
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	11,785	(4,029)	6,947	(16,003)
Gain from discontinued operations, net of tax	169	1,628	2,558	2,639
NET EARNINGS (LOSS)	11,954	(2,401)	9,505	(13,364)
Loss (earnings) attributable to non-controlling interest	(724)	3	(721)	19
NET EARNINGS (LOSS) ATTRIBUTABLE TO CONTROLLING INTERESTS	11,230	(2,398)	8,784	(13,345)
Preferred stock dividends - undeclared	(914)	(868)	(2,707)	(2,572)
NET EARNINGS (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$10,316	$(3,266)	$6,077	$(15,917)
NET EARNINGS (LOSS) PER COMMON SHARE- BASIC AND DILUTED
EPS from continuing operations - basic and diluted	$2.06	$(1.04)	$0.78	$(5.11)
EPS from discontinued operations - basic and diluted	$0.03	$0.35	$0.47	$0.73
EPS Basic - Total	$2.09	$(0.69)	$1.25	$(4.38)
EPS Diluted - Total	$0.13	$(0.69)	$(0.02)	$(4.38)
AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS
Earnings (loss) from continuing operations, net of tax	$10,158	$(4,894)	$3,790	$(18,556)
Gain from discontinued operations, net of tax	158	1,628	2,287	2,639
Net earnings (loss) attributable to common shareholders	$10,316	$(3,266)	$6,077	$(15,917)

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Condor Hospitality Trust, Inc.                                                                                                                                                                                                              2015 | Third Quarter Earnings Release

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited - In thousands, except per share data)

	Three months		Nine months
	ended September 30		ended September 30,
	2015	2014	2015	2014
RECONCILIATION OF NET EARNINGS (LOSS) TO FFO AND ADJUSTED FFO
Numerator:
Adjusted FFO
Net earnings (loss) attributable to common shareholders	$10,316	$(3,266)	$6,077	$(15,917)
Depreciation and amortization	1,099	1,624	3,836	4,956
Gain on disposition of assets	(2,926)	(2,168)	(4,465)	(2,776)
(Loss) earnings attributable to non-controlling interest	724	(3)	721	(19)
Impairment loss (recovery)	(313)	921	3,396	1,398
FFO attributable to common shareholders - basic	$8,900	$(2,892)	$9,565	$(12,358)
Unrealized derivative (gain) loss	(7,895)	4,615	(8,008)	14,218
Gain on debt conversion	0	0	0	(88)
Acquisition expense	177	0	194	0
Terminated equity transactions	180	11	180	76
Adjusted FFO attributable to common shareholders - basic	$1,362	$1,734	$1,931	$1,848
Preferred stock dividends declared and undeclared	522	491	1,543	1,535
Adjusted FFO attributable to common shareholders - diluted	$1,884	$2,225	$3,474	$3,383

Diluted FFO
FFO attributable to common shareholders-basic	$8,900	$(2,892)	$9,565	$(12,358)
Preferred stock dividends declared and undeclared	522	0	1,543	0
Unrealized derivatives (gain) loss	(7,895)	0	(8,008)	0
FFO attributable to common shareholders-diluted	$1,527	$(2,892)	$3,100	$(12,358)

Denominator (FFO Weighted Average Common Shares):
Basic FFO	5,597,523	4,685,815	5,394,039	3,629,588
Warrants - employees	5,745	0	5,745	0
Restricted stock	714	0	648	0
Preferred stock	18,750,000	0	18,750,000	0
Warrants	(361,115)	0	(78,272)	0
Diluted FFO	23,992,867	4,685,815	24,072,160	3,629,588

Denominator (Adjusted FFO Weighted Average Common Shares)
Basic FFO	5,597,523	4,685,815	5,394,039	3,629,588
Warrants - employees	5,745	0	5,745	0
Restricted stock	714	566	648	7,175
Preferred Stock	18,750,000	18,750,000	18,750,000	9,903,846
Warrants	(361,115)	3,750,000	(78,272)	3,750,000
Convertible debt	0	0	0	737,179
Adjusted Diluted FFO	23,992,867	27,186,381	24,072,160	18,027,788

FFO per share - basic	$1.59	$(0.62)	$1.77	$(3.40)
Adjusted FFO per share - basic	$0.24	$0.37	$0.36	$0.51
FFO per share - diluted	$0.06	$(0.62)	$0.13	$(3.40)
Adjusted FFO per share - diluted	$0.08	$0.08	$0.14	$0.19

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Condor Hospitality Trust, Inc.                                             2015 | Third Quarter Earnings Release

The number of weighted average shares of common stock for the three months ended September 30, 2015 is significantly higher than the outstanding shares at September 30, 2014 due to the issuance of common stock from the rights offering during the last month of the second quarter of 2014.

FFO and Adjusted FFO (“AFFO”) are non-GAAP financial measures.  We consider FFO and AFFO to be market accepted measures of an equity REIT's operating performance, which are necessary, along with net earnings (loss), for an understanding of our operating results.  FFO, as defined under the National Association of Real Estate Investment Trusts (NAREIT) standards, consists of net earnings computed in accordance with GAAP, excluding gains (or losses) from sales of real estate assets and impairment, plus depreciation and amortization of real estate assets. We believe our method of calculating FFO complies with the NAREIT definition. Our interpretation of the NAREIT definition is that non-controlling interest in net earnings (loss) should be added back to (deducted from) net earnings (loss) as part of reconciling net earnings (loss) to FFO. AFFO is FFO adjusted to exclude gains or losses on derivative liabilities and gain on debt conversion, which are non-cash charges against earnings and which do not represent results from our core operations. AFFO also adds back acquisition expense and terminated equity transactions expense. FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.  FFO and AFFO should not be considered as alternatives to net earnings (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

Diluted FFO per share and diluted Adjusted FFO per share are computed after adjusting the numerator and denominator of the basic computation for the effects of any dilutive potential common shares outstanding during the period. The Company’s outstanding stock options and certain warrants to purchase common stock would be antidilutive and are not included in the dilution computation.

We use FFO and AFFO as performance measures to facilitate a periodic evaluation of our operating results relative to those of our peers.  We consider FFO and AFFO to be useful additional measures of performance for an equity REIT because they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO and AFFO provide a meaningful indication of our performance.

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Condor Hospitality Trust, Inc.                                           2015 | Third Quarter Earnings Release

EBITDA and Adjusted EBITDA

(Unaudited - In thousands)

	Three months		Nine months
	ended September 30,		ended September 30,
	2015	2014	2015	2014

RECONCILIATION OF NET EARNINGS (LOSS) TO ADJUSTED EBITDA
Net earnings (loss) attributable to common shareholders	$10,316	$(3,266)	$6,077	$(15,917)
Interest expense, including discontinued operations	1,169	2,033	4,386	6,380
Loss on debt extinguishment	104	157	111	261
Depreciation and amortization, including discontinued operations	1,099	1,624	3,836	4,956
EBITDA	12,688	548	14,410	(4,320)
Earnings (loss) attributable to non-controlling interest	724	(3)	721	(19)
Gain on disposition of assets	(2,926)	(2,168)	(4,465)	(2,776)
Impairment loss (recovery)	(313)	921	3,396	1,398
Preferred stock dividends undeclared	914	868	2,707	2,572
Unrealized (gain) loss on derivatives	(7,895)	4,615	(8,008)	14,218
Gain on debt conversion	0	0	0	(88)
Acquisition expense	177	0	194	0
Terminated equity transactions	180	11	180	76
ADJUSTED EBITDA	$3,549	$4,792	$9,135	$11,061

EBITDA and Adjusted EBITDA are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We calculate EBITDA and Adjusted EBITDA by adding back to net earnings (loss) available to common shareholders certain non-operating expenses and non-cash charges which are based on historical cost accounting and we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods, even though EBITDA and Adjusted EBITDA also do not represent amounts that accrue directly to common shareholders. In calculating Adjusted EBITDA, we add back non-controlling interest, net (gain) loss on disposition of assets, preferred stock dividends, acquisition expense and terminated equity transactions expense, which are cash charges. We also add back impairment, gain on debt conversion and unrealized gain or loss on derivatives, which are non-cash charges.

EBITDA and Adjusted EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as alternatives to net earnings, cash flow from operations or any other operating performance measure prescribed by GAAP. EBITDA and Adjusted EBITDA are not measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. Neither do the measurements reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA and Adjusted EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of our operating performance. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

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Condor Hospitality Trust, Inc.                                            2015 | Third Quarter Earnings Release

Property Operating Income (POI) – Continuing and Discontinued Operations

This presentation includes non-GAAP financial measures, and should not be considered as an alternative to earnings (loss) from continuing operations or gain from discontinued operations, net of tax.  The company believes that the presentation of hotel property operating income (POI) is helpful to investors, and represents a more useful description of its core operations, as it better communicates the comparability of its hotels’ operating results.

Unaudited-in thousands	Three months		Nine months
except statistical data:	ended September 30,		ended September 30,
	2015	2014	2015	2014
Revenue from room rentals and
other hotel services consists of:
Room rental revenue	$15,107	$16,371	$42,711	$42,720
Other hotel service revenues	449	531	1,555	1,531
Total revenue from room rentals and other hotel services	$15,556	$16,902	$44,266	$44,251
Hotel and property operations expense
Total hotel and property operations expense	$10,774	$12,009	$32,099	$32,933
Property Operating Income ("POI")
Total property operating income	$4,782	$4,893	$12,167	$11,318
POI as a percentage of revenue from room rentals and other hotel services
Total POI as a percentage of revenue	30.7%	28.9%	27.5%	25.6%

Discontinued Operations

Room rentals and other hotel services
Total room rental and other hotel services	$865	$3,664	$3,580	$12,651

Hotel and property operations expense
Total hotel and property operations expense	$643	$2,841	$2,551	$9,944

Property Operating Income ("POI")
Total property operating income	$222	$823	$1,029	$2,707

POI as a percentage of revenue from
room rentals and other hotel services
Total POI as a percentage of revenue	25.7%	22.5%	28.7%	21.4%

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Condor Hospitality Trust, Inc.                                                 2015 | Third Quarter Earnings Release

(Unaudited - In thousands, except statistical data)

POI from continuing operations is reconciled to net earnings (loss) as follows:

	Three months		Nine months
	ended September 30,		ended September 30,
	2015	2014	2015	2014

Earnings (loss) from continuing operations	$11,785	$(4,029)	$6,947	$(16,003)
Depreciation and amortization	1,099	1,624	3,836	4,844
Gain on dispositions of assets	(2,928)	(63)	(2,806)	(36)
Unrealized derivative (gain) loss	(7,895)	4,615	(8,008)	14,218
Other income	4	12	(122)	(113)
Interest expense	1,118	1,774	4,135	5,321
Loss on debt extinguishment	104	37	111	141
General and administrative expense	1,451	912	4,183	2,989
Acquisition expense	177	0	194	0
Terminated equity transactions	180	11	180	76
Impairment loss (recovery)	(313)	0	3,517	(119)
POI - continuing operations	$4,782	$4,893	$12,167	$11,318

POI from discontinued operations is reconciled to gain from discontinued operations, net of tax, as follows:

	Three months		Nine months
	ended September 30,		ended September 30,
	2015	2014	2015	2014
Gain from discontinued operations, net of tax	$169	$1,628	$2,558	$2,639
Depreciation and amortization from discontinued operations	0	0	0	112
Gain on dispositions of assets from discontinued operations	2	(2,105)	(1,660)	(2,740)
Interest expense from discontinued operations	51	259	251	1,059
Loss on debt extinguishment	0	120	0	120
Impairment loss (recovery) from discontinued operations	0	921	(120)	1,517
POI - discontinued operations	$222	$823	$1,029	$2,707

	Three months		Nine months
	ended September 30,		ended September 30,
	2015	2014	2015	2014

POI--continuing operations	4,782	4,893	12,167	11,318
POI--discontinued operations	222	823	1,029	2,707
Total - POI	$5,004	$5,716	$13,196	$14,025

Total POI as a percentage of revenues	30.5%	27.8%	27.6%	24.6%

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Condor Hospitality Trust, Inc.                                                 2015 | Third Quarter Earnings Release

Condor Hospitality Trust, Inc.
Operating Statistics

The statistical measures are calculated for the hotels in continuing operations on a same-store basis; for the three and nine month periods September 30, 2015 and September 30, 2014 the statistics include 42 hotels owned throughout all comparable periods (excluding properties held for sale and included in discontinued operations as well as properties which have been sold).

	Three months ended September 30, 2015				Three months ended September 30, 2014
	Room				Room
Region	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Mountain	106	$54.99	78.4%	$70.16	106	$59.68	87.3%	$68.38
West North Central	975	45.42	75.5%	60.12	975	41.71	76.0%	54.87
East North Central	723	61.93	74.7%	82.87	723	55.29	74.2%	74.48
Middle Atlantic	142	48.96	70.9%	69.06	142	47.56	75.4%	63.11
South Atlantic	746	53.86	63.5%	84.76	746	54.74	69.0%	79.36
East South Central	301	49.21	67.8%	72.57	301	46.06	63.3%	72.72
West South Central	176	17.53	45.0%	38.94	176	24.26	65.9%	36.84
Total Same Store	3,169	$50.46	70.0%	$72.10	3,169	$48.19	72.5%	$66.43

States included in the Regions
Mountain	Montana
West North Central	Iowa, Kansas, Missouri, Nebraska and South Dakota
East North Central	Indiana and Wisconsin
Middle Atlantic	Pennsylvania
South Atlantic	Florida, Maryland, North Carolina, Virginia and West Virginia
East South Central	Kentucky and Tennessee
West South Central	Louisiana

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Condor Hospitality Trust, Inc.                                           2015 | Third Quarter Earnings Release

		Three months ended September 30, 2015				Three months ended September 30, 2014
		Room				Room
Brand		Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Select Service
Upscale
Hilton Garden Inn		100	$98.85	81.6%	$121.17	100	$87.53	74.7%	$117.19
Total Upscale		100	$98.85	81.6%	$121.17	100	$87.53	74.7%	$117.19
Upper Midscale
Comfort Inn / Suites *		1,018	57.93	70.4%	82.30	1,018	55.84	73.3%	76.17
Clarion		59	42.20	70.4%	59.90	59	28.47	46.9%	60.72
Total Upper Midscale		1,077	$57.07	70.4%	$81.07	1,077	$54.34	71.9%	$75.62
Midscale
Quality Inn *		251	59.41	66.5%	89.39	251	55.21	70.9%	77.88
Total Midscale		251	$59.41	66.5%	$89.39	251	$55.21	70.9%	$77.88
Economy
Days Inn		379	33.13	59.8%	55.41	379	34.99	68.9%	50.80
Super 8		1,161	44.97	75.3%	59.75	1,161	42.83	77.1%	55.55
Other Economy (1)		201	44.22	55.2%	80.10	201	42.67	57.6%	74.05
Total Economy		1,741	$42.31	69.6%	$60.80	1,741	$41.10	73.1%	$56.26

Total Same Store		3,169	$50.46	70.0%	$72.10	3,169	$48.19	72.5%	$66.43

	(1)	Includes Rodeway Inn and Independent Brands

*On July 15, 2015, the Morgantown Comfort Inn was reflagged as a Quality Inn.

Condor Hospitality Trust, Inc.
Operating Statistics

	Nine months ended September 30, 2015				Nine months ended September 30, 2014
	Room				Room
Region	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Mountain	106	$43.39	70.0%	$62.03	106	$46.56	75.9%	$61.34
West North Central	975	38.74	68.8%	56.34	975	35.11	67.4%	52.09
East North Central	723	49.57	65.3%	75.87	723	46.51	66.1%	70.36
Middle Atlantic	142	44.26	67.5%	65.57	142	43.07	71.3%	60.41
South Atlantic	746	50.89	61.8%	82.30	746	50.49	65.1%	77.59
East South Central	301	44.85	63.2%	70.92	301	40.66	58.3%	69.73
West South Central	176	19.40	50.6%	38.35	176	22.00	59.3%	37.10
Total Same Store	3,169	$43.98	64.8%	$67.87	3,169	$41.87	65.7%	$63.73

States included in the Regions
Mountain	Montana
West North Central	Iowa, Kansas, Missouri, Nebraska and South Dakota
East North Central	Indiana and Wisconsin
Middle Atlantic	Pennsylvania
South Atlantic	Florida, Maryland, North Carolina, Virginia and West Virginia
East South Central	Kentucky and Tennessee
West South Central	Louisiana

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Condor Hospitality Trust, Inc.                            2015 | Third Quarter Earnings Release

	Nine months ended September 30, 2015				Nine months ended September 30, 2014
	Room				Room
Brand	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Select Service
Upscale
Hilton Garden Inn	100	$88.86	76.9%	$115.53	100	$78.07	68.7%	$113.64
Total Upscale	100	$88.86	76.9%	$115.53	100	$78.07	68.7%	$113.64
Upper Midscale
Comfort Inn / Suites *	1,018	$51.29	65.9%	$77.83	1,018	$49.35	67.9%	$72.71
Clarion	59	41.29	70.3%	58.71	59	30.27	47.0%	64.42
Total Upper Midscale	1,077	$50.75	66.1%	$76.72	1,077	$48.31	66.7%	$72.39
Midscale
Quality Inn *	251	44.44	55.4%	80.17	251	43.57	60.0%	72.58
Total Midscale	251	$44.44	55.4%	$80.17	251	$43.57	60.0%	$72.58
Economy
Days Inn	379	30.32	58.0%	52.28	379	30.15	61.0%	49.41
Super 8	1,161	37.98	68.3%	55.60	1,161	35.29	67.8%	52.05
Other Economy (1)	201	45.27	55.9%	81.04	201	47.38	62.5%	75.84
Total Economy	1,741	$37.15	64.6%	$57.49	1,741	$35.57	65.7%	$54.13

Total Same Store	3,169	$43.98	64.8%	$67.87	3,169	$41.87	65.7%	$63.73

	Brands

(1) Includes Rodeway Inn and Independent Brands

 *On July 15, 2015, the Morgantown Comfort Inn was reflagged as a Quality Inn.

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